UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 15, 2024

Date of Report (Date of earliest event reported)

O-I GLASS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	OI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of Share Owners (the “Annual Meeting”) of O-I Glass, Inc. (the “Company”) was held on May 15, 2024. On the record date of March 18, 2024, there were 155,686,257 shares of the Company’s common stock outstanding. The following proposals were submitted to a vote of the share owners at the Annual Meeting, each of which is described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on April 5, 2024:

Proposal 1 - Election of Directors:

Each of the nominees for the Company’s Board of Directors (the “Board”) was elected to serve a one-year term by vote of the share owners as follows:

	Aggregate Vote
Name	For	Against	Abstentions	Broker Non-Votes
Samuel R. Chapin	133,330,994	1,309,755	330,712	6,989,024
David V. Clark, II	133,141,032	1,622,717	207,712	6,989,024
Eric J. Foss	122,809,255	11,936,017	226,189	6,989,024
Gordon J. Hardie	133,329,968	1,414,976	226,517	6,989,024
John Humphrey	131,881,043	2,882,497	207,921	6,989,024
Alan J. Murray	125,221,508	9,485,902	264,051	6,989,024
Hari N. Nair	132,739,976	1,924,026	307,459	6,989,024
Cheri Phyfer	133,513,799	1,201,841	255,821	6,989,024
Catherine I. Slater	133,160,324	1,555,465	255,672	6,989,024
Carol A. Williams	132,004,524	2,718,015	248,922	6,989,024

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm:

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified by vote of the share owners as follows:

Aggregate Vote
For	Against	Abstentions	Broker Non-Votes
137,666,746	4,022,896	270,843	0

Proposal 3 - Advisory Vote to Approve Named Executive Officer Compensation:

The compensation of the Company’s named executive officers was approved by an advisory (non-binding) vote of the share owners as follows:

Aggregate Vote
For	Against	Abstentions	Broker Non-Votes
130,951,447	3,737,003	283,011	6,989,024

ITEM 7.01. REGULATION FD DISCLOSURE.

On May 15, 2024, after the conclusion of the Annual Meeting, the Company issued a press release announcing John Humphrey’s appointment as Independent Board Chair and Gordon J. Hardie’s effective date of May 15, 2024 as President and Chief Executive Officer. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in Exhibit 99.1 hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 8.01. OTHER EVENTS.

On May 15, 2024, the Company announced that the Board had authorized a $100 million anti-dilutive share repurchase program for the Company’s common stock that the Company intends to use to offset future incentive awards. This authorization supersedes and replaces any prior repurchase authorizations.

Under the repurchase program, repurchases can be made from time to time using a variety of methods, which may include open market purchases, privately negotiated transactions, or otherwise, all in accordance with the rules of the SEC and other applicable legal requirements. The specific timing, price and size of purchases will depend on prevailing stock prices, general economic and market conditions, and other considerations. The repurchase program does not obligate the Company to acquire any particular amount of its common stock, and the repurchase program may be suspended or discontinued at any time at the Company’s discretion.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued on May 15, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O-I GLASS, INC.

Date: May 15, 2024	By:	/s/ Darrow A. Abrahams
	Name:	Darrow A. Abrahams
	Title:	Senior Vice President, General Counsel & Corporate Secretary